Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-257676 on Form S-1 of our report dated March 1, 2022, relating to the financial statements of Quantum-Si Incorporated.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 1, 2022